UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): February 28, 2011

Midas Medici Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

 445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On February 28, 2011, Midas Medici Group Holdings, Inc. (the “Company”) completed the acquisition of Consonus Technologies, Inc. (“Consonus”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with Consonus, and MMGH Acquisition Corp., a wholly-owned subsidiary of the Company (the “Merger Sub”) dated as of April 30, 2010.  Pursuant to the Merger Agreement effective February 28, 2011, Merger Sub merged with and into Consonus and Consonus became the Company’s wholly-owned subsidiary.

Consonus provides innovative data center solutions to medium sized and larger enterprises focused on virtualization, energy efficiency and data center optimization. Its highly secure, energy efficient and reliable data centers combined with its ability to offer a comprehensive suite of related IT infrastructure services gives it an ability to offer its customers customized solutions to address their critical needs of data center availability, data manageability, disaster recovery and data center consolidation, as well as a variety of other related managed services.

Consonus’ data center related services and solutions primarily enable business continuity, back-up and recovery, capacity-on-demand, regulatory compliance (such as email archiving), virtualization, cloud computing, data center best practice methodologies and software as a service. Additionally, it provides managed hosting, maintenance and support for all of its solutions, as well as related consulting and advisory services.

Upon the consummation of the merger, Knox Lawrence International, Inc. (“KLI”) and its affiliates beneficially own 3,150,280 or 42.4% of the outstanding shares of the combined company. Nana Baffour, the CEO and Co-Executive Chairman of the Company and Johnson M. Kachidza, President, CFO and Co-Executive Chairman of the Company are each managing principals of KLI. In addition, Mssrs. Baffour and Kachidza each beneficially owns 4,291,901 or 56.8% of the outstanding shares of the combined company.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 28, 2011, in connection with the Merger, Justin Beckett, Hank Torbert and Andre Brosseau were appointed to serve as directors of the Corporation.

Justin Beckett, 47, has served on the board of directors of Consonus since October 13, 2006. Mr. Beckett is the Founder of BTV247, Inc. a company which develops online video communities and he has served as Chief Executive Officer of the company since 2008. He is also the Founder and former Chief Executive Officer of Fluid Music, Inc., an Internet based music services company which he founded in 2004. Mr. Beckett has over twenty years of entrepreneurial experience and has focused exclusively on developing Internet-based consumer product applications since 2000. Mr. Beckett's recent initiatives include the founding and sale of SkillJam Technologies Corporation to FUN Technologies in 2004 and the founding and sale of Music Gaming Inc. to Intermix Media/MySpace Inc. in 2001. He serves on the board of directors of Fluid Music (TSX:FMN), Aptilon (TSX:APT), GNO Health Care, 7 Touch Group, and Loyalty Play Holdings. He is    also a Partner in the Social Slingshot Fund. Mr. Beckett was previously an  Executive Vice-President of Sloan Financial Group, an investment management firm from 1986 to 2000. Mr. Beckett has a Bachelor of Arts degree from Duke University.

Mr. Beckett’s financial and investment experience, operating experience, experience on boards of directors and advisory boards of other companies, extensive relationships in business in general and as Founder of various entrepreneurial ventures, among other factors, led to the conclusion that he should serve as a director.

Hank Torbert, 38, has served on the board of directors of Consonus since April 2010. Mr. Torbert founded Avondale Ventures LLC in 2006 and has over 15 years of experience in private equity, advisory, investment banking, and the development of small and middle market media, technology and communications companies.

From 2004 to 2006, Mr. Torbert served as Executive Vice President and Chief Operating Officer of Broadcast Capital, a media-focused private equity firm with a 25 year history. From 1999 to 2004, Mr. Torbert was an investment banker at JPMorgan Chase. He served as a Vice President of the Financial Sponsor Group, Middle Market Banking, at JPMorgan Chase Bank, where he was a member of a four-person team that covered the firm's top-tier middle market private equity clients. He was responsible for completing over $100 billion in transactions in the media and telecommunications industry as a senior associate in the Equity Capital Markets Group, at JPMorgan Securities. Mr. Torbert also has also held positions at AIG Capital Partners and New Africa Advisers. Mr. Torbert has played an integral role in the launch and IPO of Fluid Music, Inc., an internet-based music services company, and several other companies. He is on the advisory boards of Celeritas Management and Tunaverse, Inc. Mr. Torbert is also currently on the Board of Directors of The Taft School, Strive DC and the Medstar Research Institute. He received his undergraduate degree, an MBA and a Masters of International Affairs from Columbia University.

Mr. Torbert’s financial and investment experience, relationships in the finance and private equity area and related industry experience, among other factors, led to the conclusion that he should serve as a director

Andre Brosseau, 48, has served on the board of directors of Conso nus since June, 2010.  Mr. Brosseau was the President and Head of Capital Markets for Blackmont Capital Inc. having joined in October 2007. Andre was most recently Deputy Chairman and President of Loewen, Ondaatje, McCutcheon. Prior to LOM, Andre spent 12 years at CIBC World Markets and was Managing Director, Co-Head of Global Cash Equities. Andre received a Masters Degree in Political Science from University de Montreal in 1987. Andre sits on the Board of Aptilon Corporation since 2006, on the Board of KTV Inc. since 2006 and is also Chairman of the Board of The Company Theatre a non-profit organization since 2005.

Mr. Brosseau’s extensive equity capital markets experience, financing relationships, experience on boards of directors and advisory boards of other companies, and related industry experience, among other factors, led to the conclusion that he should serve as a director.

Item 7.01                      Regulation FD Disclosure.

On March 4, 2011, the Company issued a press release concerning the closing of the Merger. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a) audited financial statements for the fiscal years ended December 31, 2010 and 2009 will be filed within 71 days of the filing of this Current Report.

(b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d) Exhibits

Exhibit Number	Description

10.1
Agreement and Plan of Merger dated as of April 30, 2010 between Midas Medici Group Holdings, Inc., MMGH Acquisition, Inc. and Consonus Technologies, Inc. (Incorporated by reference to Annex A to S-4 Registration Statement filed on May 3, 2010.

10.2*	Certificate of Merger dated February 25, 2011

99.1*	Press Release

  * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: March 4, 2011	By:	/s/ Nana Baffour
Nana Baffour, CEO and
Co-Executive Chairman

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